UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6160 Innovation Way
Carlsbad, California, United States 92009
(Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2023, Salona Global Medical Device Corporation (the "Company") exercised its right to terminate the employment of Luke Faulstick as the Company's President and Chief Executive Officer. Mr. Faulstick will continue as a member of the Company's Board of Directors.

On June 13, 2023, upon terminating Mr. Faulstick, the Company appointed Michael Seckler, 58, to the position of Interim Chief Executive Officer, effective immediately. From October 2022 through May  2023, Mr. Seckler served as Chief Operating Officer and from March 2020 through September 2022 served as Senior Vice President Operations of FerGene, a gene therapy company affiliated with Ferring International Center, SA , a Swiss multinational biopharmaceutical company ("Ferring"). From June 2017 through February 2020, Mr. Seckler was Vice President Global Marketing and Communications at Ferring.

In connection with Mr. Seckler's appointment as Interim Chief Executive Officer, he will be paid an annual salary of US$100,000 and variable compensation based on incentives of up to US$200,000 annually. Additionally, he has been granted options under the Company's Stock Option Plan to acquire an aggregate of 250,000 Common Shares of the Company, over a three-year period, vesting 1/3 per year for three years, at an exercise price of CAD$0.25 per share. The options and underlying Common Shares are subject to a four-month and one day hold period pursuant to the rules of the TSX Venture Exchange. In addition, Mr. Seckler will be eligible to participate in the benefit programs generally available to executive officers of the Company.

There are no arrangements or understandings between Mr. Seckler and any other persons pursuant to which he was selected as Interim Chief Executive Officer. There are also no family relationships between Mr. Seckler and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 2, 2023, the Company terminated the employment of Joseph Martinez, but Mr. Martinez continues to be available to the Company on an hourly basis as a consultant pursuant to the terms of a consulting agreement, and on June 13, 2023 he ceased to hold the titles of Senior Vice President, Legal & Compliance, General Counsel and Secretary of the Company.

Item 8.01 Other Information.

On June 14, 2023, the Company issued a press release regarding the information contained in this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of Salona Global Medical Device Corporation dated June 14, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

Date: June 20, 2023	By: /s/ Dennis Nelson
Name: Dennis Nelson
Title: Chief Financial Officer